CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

 Contour Medical, Inc. and Subsidiaries

 We hereby consent to the incorporation of our reports appearing in the Annual Report on Form 10-K of Contour Medical, Inc. and Subsidiaries for the year ended June 30, 1996 in the Registration Statement on Form S-8, File No. 33-92110, of Contour Medical, Inc. and Subsidiaries.

 /s/ Pender Newkirk & Company
 Certified Public Accountants
 September 26, 1996

 Pender Newkirk & Company
 Certified Public Accountants

 100 South Ashley Drive, Suite 1650
 Tampa, Florida 33602
 813/229-2321
 813/229-2359 FAX

 Member of Private Companies Practice Section and
 SEC Practice Section of American Institute of
 Certified Public Accountants